UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2015

Threshold Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32979 (Commission File Number)	94-3409596 (I.R.S. Employer Identification No.)

170 Harbor Way, Suite 300 South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

Registrant’s telephone number, including area code: (650) 474-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 6, 2015, following the approval of the Compensation Committee of the Board of Directors of Threshold Pharmaceuticals, Inc. (the “Company”), the Company entered into change of control severance agreements (each, a “Severance Agreement,” and together, the “Severance Agreements”) with each of Joel A. Fernandes, the Company’s Vice President, Finance and Controller and principal financial and accounting officer, and Nipun Davar, the Company’s Vice President of Pharmaceutical Development and Manufacturing. The Severance Agreements provide, among other things, that if the officer’s employment is involuntarily terminated (which generally means the officer’s resignation following a material reduction in his duties, position or responsibilities, a material reduction in base salary, a relocation of work location, any termination other than for cause or for which there lacks valid grounds or failure by any successor to the Company to assume the terms of his Severance Agreement), and such involuntary termination occurs at any time within 18 months following a change of control of the Company, then the officer will be entitled to the following severance benefits: a lump sum payment equivalent to 12 months’ base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs; payment of the full amount of the officer’s target bonus for the calendar year of termination or, if no target bonus has been established, an amount equal to the officer’s target bonus in the prior year; immediate acceleration and vesting of all equity awards granted by the Company to the officer prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to up to two years following the date of termination; and up to 12 months of health benefits. All of the benefits provided above are expressly contingent on the officer’s delivery to us of a satisfactory release of claims.

The foregoing is only a brief description of the material terms of the Severance Agreements, does not purport to be complete, and is qualified in its entirety by reference to the form of Severance Agreement that will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: January 7, 2015	By:	/s/ Joel A. Fernandes
	Name:	Joel A. Fernandes
	Title:	Vice President, Finance and Controller